Exhibit 99.1

SeraCare Announces Definitive Agreement to be Acquired by Linden Capital Partners

--Shareholders to receive $4.00 per share in cash--

--Transaction valued at approximately $82 million--

--SeraCare Board of Directors Unanimous in its Recommendation--

--Conference Call Scheduled for 8:30 a.m. ET--

MILFORD, Mass., Feb. 13, 2012 – SeraCare Life Sciences, Inc. (NASDAQ: SRLS), a global life sciences company providing vital products and services to facilitate the discovery, development and production of human diagnostics and therapeutics, today announced that it has entered into a definitive agreement to be acquired by an affiliate of Linden Capital Partners, a Chicago-based private equity firm that focuses on middle market leveraged buyout investments in the healthcare and life science industries. Under the terms of the agreement, holders of outstanding shares of common stock of SeraCare will receive $4.00 per share, representing a 25% premium to the 30 day volume-weighted average stock price. The agreement was unanimously approved by SeraCare’s Board of Directors.

Greg Gould, Interim President and Chief Executive Officer and Chief Financial Officer commented, “SeraCare’s commitment to providing vital products and services of the highest quality has driven our growth and diversification across a blue chip life sciences customer base. Linden is a natural strategic fit for SeraCare with a proven record of operating successful companies in the healthcare and life sciences sectors. Linden’s acquisition of SeraCare recognizes our accomplishments and translates them into significant value for our shareholders.”

“SeraCare’s product offerings, services and strong customer base provide an attractive foundation on which to compete and grow in the global high-growth markets of human diagnostics and therapeutics research and development,” said Fran Lunger, a Linden Operating Partner and former CEO of Millipore Corporation.

A special meeting of SeraCare’s shareholders will be held after the preparation and filing of a proxy statement with the Securities and Exchange Commission and subsequent mailing to shareholders. If the merger is approved by shareholders, the transaction is expected to close in the second quarter of calendar year 2012. The transaction is subject to various closing conditions, including the receipt of regulatory approvals, but is not subject to a financing condition. Upon completion of the acquisition, SeraCare will become a private company, wholly owned by an affiliate of Linden.

Lazard is acting as exclusive financial advisor to SeraCare and has provided a fairness opinion to the SeraCare Board of Directors. Foley Hoag LLP is serving as SeraCare’s outside counsel. William Blair & Company, L.L.C. is acting as Linden’s financial advisor, and Kirkland & Ellis LLP is serving as legal counsel to Linden.

Conference Call Information:

SeraCare will host a conference call today, February 13, at 8:30 a.m. ET to discuss the proposed acquisition. The conference call will be webcast live over the Internet and can be accessed by logging on to the "Investor Center, Events" section of the SeraCare Life Sciences website at www.seracare.com. The call can also be accessed by dialing (866) 783-2142 (within the United States) or (857) 350-1601 (outside the United States). The passcode for participants is 99796313.

A replay of the call will be available approximately two hours after the call concludes through February 20, 2012. To access the replay, dial (888) 286-8010 (within the United States) or (617) 801-6888 (outside the United States). The passcode is 16911509. The webcast will also be archived on the Company's website.

About Linden Capital Partners:
Linden is a Chicago-based private equity firm focused exclusively on leveraged buyouts in the healthcare and life science industries. Linden's investment strategy is based upon three elements: i) healthcare and life science industry specialization, ii) integrated private equity and operating expertise, and iii) strategic relationships with large corporations. Linden has advised SeraCare that it currently manages $575 million in capital. For additional information, please visit www.lindenllc.com.

About SeraCare Life Sciences, Inc.:

SeraCare serves the global life sciences industry by providing vital products and services to facilitate the discovery, development and production of human diagnostics and therapeutics. The Company's innovative portfolio includes diagnostic controls, plasma-derived reagents and molecular biomarkers, biobanking and contract research services. SeraCare's quality systems, scientific expertise and state-of-the-art facilities support its customers in meeting the stringent requirements of the highly regulated life sciences industry. For additional information, please visit www.seracare.com.

Forward-Looking Statements:

This press release contains disclosures that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about SeraCare Life Sciences, Inc. ("SeraCare" or the "Company") and the proposed merger. Forward-looking statements include statements in which we use words such as "expect," "believe," "anticipate," "intend," or similar expressions. These forward-looking statements are based upon information presently available to the Company’s management and are inherently subjective, uncertain and subject to change, due to any number of risks and uncertainties. Factors that could cause events not to occur as expressed in the forward-looking statements in this press release include, but are not limited to, unanticipated delays; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the outcome of any legal proceedings that may be instituted with respect to the proposed merger; and the inability to complete the merger due to the failure to obtain shareholder approval for the merger or the failure to satisfy other closing conditions, including the receipt of required regulatory approvals, as well as other risk factors detailed in the Company’s Annual Report on Form 10-K filed with the SEC on November 21, 2011, as amended, under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” and otherwise in the Company’s reports and filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to control or predict. You should not place undue reliance on any forward-looking statements, since those statements speak only as of the date that they are made. SeraCare assumes no obligation to update, revise or correct any forward-looking statements after the date of this press release or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise, except as otherwise may be required by law.

Additional Information about the Merger and Where to Find It:

This communication may be deemed to be solicitation material with respect to the proposed acquisition of SeraCare by an affiliate of Linden Capital Partners. In connection with the proposed merger, SeraCare intends to file a preliminary proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission, or the SEC. Once the SEC completes its review of the preliminary proxy statement, a definitive proxy statement and a form of proxy will be filed with the SEC and mailed to the shareholders of the Company. INVESTORS AND SECURITY HOLDERS OF SERACARE ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SEC, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THESE MATERIALS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER AND THE PARTIES TO THE MERGER. The proxy statement and other relevant materials (when they become available), and any and all documents filed or furnished by SeraCare with or to the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders of SeraCare may obtain free copies of the documents filed or furnished by SeraCare with or to the SEC by directing a written request to SeraCare Life Sciences, Inc., 37 Birch Street, Milford, MA 01757, Attention: Corporate Secretary.

Participants in the Solicitation:

SeraCare and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of SeraCare with respect to the special meeting of shareholders that will be held to consider the proposed merger. Information about those executive officers and directors of SeraCare and their ownership of SeraCare common stock is set forth in Amendment No. 1 to SeraCare’s Annual Report on Form 10-K for the fiscal year ended September 30, 2011, which was filed with the SEC on January 30, 2012, and is supplemented by other public filings made, and to be made, with the SEC by SeraCare. Information regarding the direct and indirect interests of SeraCare, its executive officers and directors and other participants in the solicitation, which may, in some cases, be different from those of SeraCare security holders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

Contacts:

For SeraCare Life Sciences:

Gregory A. Gould

Interim President and Chief Executive Officer and Chief Financial Officer
SeraCare Life Sciences, Inc.

508-244-6400

Sarah Cavanaugh
MacDougall Biomedical Communications

781-235-3060

For Linden Capital Partners:

Brian C. Miller

Managing Partner

Linden Capital Partners

312-506-5600